                                                                   EXHIBIT 10.23

                                 AMENDMENT NO. 1

                                       TO

                     REVOLVING CREDIT AND SECURITY AGREEMENT

         THIS AMENDMENT NO. 1 (this "Amendment") is entered into as of October 30, 2003, by and among the Borrowers signatory hereto (each individually a "BORROWER" and collectively, the "BORROWERS") and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("CAPITALSOURCE"), as administrative agent and Agent for Lenders (in such capacities, the "AGENT"), and Lenders party hereto.

                                   BACKGROUND

         Certain Borrowers, Agent and Lenders entered into a Revolving Credit and Security Agreement dated as of August 19, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

         Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

                  (a)      Appendix A is amended as follows:

                           (i) the following defined terms are added in their appropriate alphabetical order:

                           "Collateral Account" means a general interest bearing deposit account established at and maintained by Agent in the name of and for the benefit of Agent, L/C Banks and Lenders and under the exclusive dominion and control of Agent, into which Collateral in the form of cash shall be deposited and as to which Agent has "control" pursuant to Section 9-104 of the UCC.

                           "Funded L/C Exposure" means the aggregate principal amount, as of any date of determination, of all payments that were made by Agent or any

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                           L/C Bank under any Letter of Credit, but which have
                           not been reimbursed to Agent or such L/C Bank by the Borrowers or converted into Advances pursuant to the terms of this Agreement.

                           "L/C Bank" means, any bank that issues a Letter of Credit for the account of the Borrowers.

                           "L/C Exposure" means the sum, as of any date of determination, of the Unfunded L/C Exposure and the Funded L/C Exposure.

                           "L/C Sublimit" shall mean One Million and 00/100 Dollars ($1,000,000).

                           "Letter of Credit" means each letter of credit issued by Agent or any L/C Bank for or on behalf of Borrowers, which (i) is a standby letter of credit,
                           (ii) issued for the purpose for which the Borrowers have historically obtained letters of credit, or for such other purpose as is reasonably acceptable to the Agent, and, in all cases, for a purpose permitted for use of proceeds hereunder, (iii) is denominated in Dollars; (iv) is governed by the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500, except as otherwise agreed by the Agent or the applicable L/C Bank, and (v) is in form reasonably satisfactory to the Agent and the applicable L/C Bank.

                           "Unfunded L/C Exposure" means the maximum amount which Agent or the L/C Banks may be required, under all Letters of Credit outstanding as of any date of determination, to pay on such date or at any future time. Unfunded L/C Exposure shall not include any amounts outstanding within the meaning of Funded L/C Exposure.

                           (ii) the following defined term is amended in its entirety to provide as follows:

                           "Requisite Lenders" shall mean Lenders holding or being responsible for (i) 100%, if there are only two Lenders, and (ii) at least 66-2/3% if there are more than two Lenders, in each case, of the sum of (a) all outstanding Loans and (b) all unutilized Commitments, including Unfunded L/C Exposure.

                  (b) Section 2.1(a) is hereby amended by inserting the phrase ", including Advances in connection with the issuance of Letters of Credit," after the phrase "Pro Rata Share of Advances" in the second and third lines thereof.

                  (c) A new Section 2.16 is hereby inserted in its appropriate sectional order to read as follows:

                           "2.16.   Letters of Credit

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                           (a)      Letter of Credit Commitment. On the terms
                           and subject to the conditions herein set forth, the Borrowing Agent, on behalf of Borrowers, may, at any time and from time to time after the date hereof and prior to the Termination Date, request that Agent issue, and on the terms and subject to the conditions contained herein, Agent, if so requested, shall issue, or shall cause an L/C Bank to issue, within ten (10) Business Days after the request for such Letter of Credit, for the account of the Borrowers one or more Letters of Credit; provided that no Letter of Credit shall be issued if and to the extent that after giving effect to its issuance, the Unfunded L/C Exposure, (i) exceeds the L/C Sublimit or (ii) taken together with the outstanding Advances, including, without duplication, any Funded L/C Exposure, would exceed the lesser of the Facility Cap or the Availability. Borrowers acknowledge that Availability shall be reduced by a reserve in the full face amount of any such Letter of Credit.

                           (b) Related Letter of Credit Restrictions. If a requested Letter of Credit is to have or is for the purpose of replacing an existing Letter of Credit that has, an expiry date falling after the Maturity Date, then Borrower shall, on or before the Termination Date (x) provide a "back-to-back" letter of credit to Agent or the applicable L/C Bank in form and substance reasonably satisfactory to Agent or the applicable L/C Bank, as the case may be, issued by a bank reasonably satisfactory to Agent or the applicable L/C Bank, as the case may be, in an amount equal to the Relevant Percentage of the then undrawn stated amount of all outstanding Letters of Credit and/or (y) deposit cash in the Collateral Account in an amount equal to the Relevant Percentage of the then undrawn stated amount of each such outstanding Letter of Credit with respect to which a "back-to-back" letter of credit was not issued to Agent or the applicable L/C Bank; provided, however, that notwithstanding the provision of such "back-to-back" letter(s) of credit and/or the funding of such Collateral Account, Borrowers shall remain liable with respect to all Funded L/C Exposure and Unfunded L/C Exposure, pursuant to the terms of this
                           Section 2.16 until the earlier of such time as each such Letter of Credit expires by its terms without any draws being made in respect thereof or such Letter of Credit has been returned to Agent or the applicable L/C Bank undrawn and marked "cancelled". For this purpose, "Relevant Percentage" means, with respect to the Termination Date, 105%, and with respect to each annual anniversary thereafter, two percent more than the Relevant Percentage for the preceding annual anniversary.

                           (c) Issuance of Letters of Credit. If the Borrowers wish Agent to issue, or arrange for issuance by an L/C Bank of, a Letter of Credit, the Borrowing Agent, on behalf of Borrowers, shall give Agent notice to that effect, specifying the proposed issuance date for such Letter of Credit (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the proposed expiration date of such Letter of Credit and the name and address of the beneficiary of such Letter of Credit (as well as

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                           such further information, relating to the use of such
                           Letter of Credit and otherwise, as Agent or the applicable L/C Bank may reasonably request), at least ten Business Days before the proposed issuance date (or such shorter period as may be agreed upon in writing by Agent or the applicable L/C Bank, as the case may be, and the Borrowers).

                           (d) Advances Arising from Letter of Credit Payments. Any payment by Agent or the applicable L/C Bank in respect of any Letter of Credit shall constitute for all purposes of this Agreement the making by Agent of an Advance in the amount of such payment (and if such payment is made by an L/C Bank, Agent shall reimburse such L/C Bank in the amount of such payment). All Funded L/C Amounts shall bear interest as provided pursuant to Section 2.3. With respect to each Advance made pursuant to this Section 2.16, Borrowers shall be deemed to have certified the statements contained in Section V as of the date the payment constituting such Advance was made by Agent; provided, however, that in the event any such statement was not true and correct in all material respects as of such date, such Advance shall be repayable on demand; provided, further, that upon any such repayment, the failure of any such statement to be true and correct in all material respects as of such date shall not constitute an Event of Default hereunder, unless the failure of any such statement to be true and correct in all material respects as of such date would have constituted an Event of Default hereunder even if such repaid Advance had never been made.

                           (e) Absolute Nature of Loan Obligations Relating to Letters of Credit. The obligations of the Borrowers in respect of Advances that arise as a result of payments under Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit or the Agent or the applicable L/C Bank; (iii) the fact that, or any allegation that, any draft, demand, certificate or other document presented under such Letter of Credit is or was forged, fraudulent, invalid or insufficient in any respect, or any statement therein is or was untrue or inaccurate in any respect; (iv) any breach of contract or dispute among or between any Borrower, Agent, any L/C Bank, any Lender, or any other Person;
                           (v) payment by the Agent or any L/C Bank to the beneficiary under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (vi) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vii) the fact that any Event of Default shall have occurred and be continuing (it being understood that any such payment by the Borrowers of its obligations hereunder in respect of any such Advance shall be without prejudice to, and shall not constitute a waiver of, any

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                           rights any Party hereto may have or might acquire
                           against the beneficiary of any Letter of Credit or against the Agent or any L/C Bank).

                           (f) Risks Related to Letters of Credit. (i) Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to the use of any Letter of Credit. Each party hereto agrees that the Agent, Lenders and the L/C Banks and their respective directors, officers or employees shall not be liable or responsible, except that any such Person shall not be excused hereby on account of its gross negligence or willful misconduct, for (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (ii) any reference which may be made to this Agreement or to any Letter of Credit in any agreements, instruments or other documents; (iii) the validity, sufficiency or genuineness of any document, or of any endorsement thereon, even if such document or endorsement should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (iv) payment by the Agent or any L/C Bank (acting in good faith) to the beneficiary thereof against presentation of documents which do not strictly comply with the terms of any Letter of Credit; or (v) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, but the foregoing is without prejudice to any claim that any Loan Party may have against Agent, any L/C Bank or any Lender. Agent or the applicable L/C Bank may, in connection with any Letter of Credit accept any document that appears on its face to be in order, without responsibility for further investigation. The determination whether a demand is properly presented under any Letter of Credit prior to its expiration or whether a demand presented under any Letter of Credit is in proper and sufficient form may be made by the Agent or the applicable L/C Bank in its sole discretion, and such determination shall be conclusive and binding upon the Borrowers to the extent permitted by law. The Borrowers hereby waive any right to object to any payment to the beneficiary thereof made under any Letter of Credit on presentation of any demand that is in the form provided in the Letter of Credit but varies with respect to punctuation, capitalization, spelling or similar matters of form.

                                    (ii)     Each Lender shall to the extent of
                           the percentage amount equal to the such Lender's Pro Rata Share of the aggregate Funded L/C Exposure be deemed to have irrevocably purchased an undivided participation ("Pro Rata Purchase") in (i) each such Funded L/C Exposure, (ii) Agent's credit support enhancement provided to any L/C Bank which issues any Letter of Credit and (iii) each Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder (the items set forth in clauses (i) (ii) and (iii) collectively referenced as "L/C Advances"), in each case in an amount equal to such Lender's applicable Pro Rata Share of the outstanding amount of the Letters of Credit and disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Advances exceeds or would exceed, with the making of such disbursement, the amount permitted under Section 2.16(a), and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's Pro Rata Share of such unreimbursed disbursement together with such Lender's Pro Rata Share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's Pro Rata Share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letters of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

                           (g) Letter of Credit Fee. On the first day of each month, commencing on the first such day following the Closing Date and continuing thereafter until the date the Unfunded L/C Exposure has been reduced to zero, including on the Termination Date, the Borrowers shall pay to Agent, for the account of Lenders to the extent of their participation in the Unfunded L/C Exposure a letter of credit fee (the "Letter of Credit Fee"), computed by applying the Letter of Credit Fee rate set forth in Section 3.6 below, to the Unfunded L/C Exposure from day to day in the prior month or partial month, as the case may be (and, in the case of the first payment of this fee, without duplication of fees paid under Section
                           3.6 from the Closing Date).

                           (h) The aggregate stated amount available for Letters of Credit issued by Agent or any L/C Bank from time to time outstanding shall not exceed the L/C Sublimit."

                  (d) Sections 3.2 and 3.3 are hereby amended in their entirety to read as follows:

                           "3.2.    Unused Line Fee.

                           (a) Borrower shall pay to Agent for the ratable benefit of Lenders monthly an unused line fee (the "UNUSED LINE FEE") in an amount equal to 0.042% per month of the difference derived by subtracting (i) the daily average amount of the balances under the Revolving Facility (excluding any Unfunded L/C Exposure under the L/C Sublimit) outstanding during the preceding month, from (ii) the Facility Cap. The Unused Line Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the first calendar month following the month in which the Closing Date occurs).

                           (b) In the event the daily average amount of the balances under the Revolving Facility (excluding any Unfunded L/C Exposure under the L/C Sublimit) outstanding during any calendar month is less than $3,000,000 (the "MINIMUM AVERAGE MONTHLY LOAN AMOUNT") Borrowers shall pay to Agent for the benefit of Lenders a minimum loan fee in an amount equal to 0.042% per month on the amount by which the Minimum Average Monthly Loan Amount exceeds such daily average amount of unpaid balances. Such fee shall be calculated on the basis of a year of 360 days and actual days elapsed and such fee shall be charged to Borrowers' account on the first day of each month with respect to the prior month. In the event Borrowers request that Agent cease charging the minimum loan fee set forth in this Section 3.2(b), the Unused Line Fee shall automatically increase to 0.083% per month effective on the first month following the date of such request.

                           3.3.     Collateral Management Fee.

                           Borrower shall pay Agent for its own account as additional interest a monthly collateral management fee (the "COLLATERAL MANAGEMENT FEE") equal to 0.083% per month calculated on the basis of the daily average amount of the balances under the Revolving Facility (including any Unfunded L/C Exposure under the L/C Sublimit) outstanding during the preceding month. The Collateral Management Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the first calendar month following the month in which the Closing Date occurs)."

                  (e) A new Section 3.6 is inserted in its appropriate sectional order to read as follows:

                           "3.6.    Letter of Credit Fee.

                           Borrower shall pay to Agent for the benefit of Lenders to the extent of their participation in the Unfunded L/C Exposure a Letter of Credit Fee of 3.5 % per annum of the Unfunded L/C Exposure, plus any administrative charges or expenses incurred by Agent or customarily charged by Agent for such Letters of Credit, which fee shall be payable monthly in arrears on each day that interest under the Revolving Facility is payable hereunder. Upon the occurrence and during the continuance of an Event of Default, all Letter of Credit Fees shall be payable on demand at a rate equal to the Letter of Credit Fee plus 3% per annum."

                  (f) Section 4.2(c) is amended in its entirety to provide as follows:

                           "(c)     immediately after giving effect to the
                           requested Advance, the sum of (i) the aggregate outstanding principal amount of Advances under the Revolving Facility, including Advances in connection with the Letters of Credit, and (ii) the Unfunded L/C Exposure, shall not exceed the lesser of the Availability and the Facility Cap and the L/C Exposure shall not exceed the L/C Sublimit;"

                  (g) Section 8(a) is amended in its entirety to provide as follows:

                           "(a)     Borrower shall fail to pay any amount on the
                           Obligations, including any Funded L/C Exposure, or provided for in any Loan Document when due (whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise);"

                  (h) Section 11.1 is amended by adding the following immediately prior to the period at the end thereof:

                           "; provided that if all Obligations (other than Unmatured Surviving Obligations and Unfunded L/C Exposure) have been satisfied and the Borrowers have satisfied the requirements set forth in Section 2.16(b) to provide a `back-to-back' letter of credit or deposit cash in the Collateral Account, then the Liens granted to Agent, for the benefit of itself and Lenders, under the Security Documents shall be released".

         3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by Borrowers and Lenders and (ii) and such other certificates, instruments, documents and agreements as may be reasonably required by Agent or its counsel, each of which shall be in form and substance reasonably satisfactory to Agent and its counsel.

         4. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

                  (d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

         5.       Effect on the Loan Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         8. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                               BORROWERS

                               BRIARCLIFF NURSING AND REHABILITATION CENTER, LP
                                   By:    Briarcliff Nursing and Rehabilitation
                                          Center GP, LLC, its general partner

                               CAREHOUSE HEALTHCARE CENTER, LLC
                               CLAIRMONT BEAUMONT, LP
                                   By:    Clairmont Beaumont GP, LLC, its
                                          general partner

                               CLAIRMONT LONGVIEW, LP
                                   By:    Clairmont Longview GP, LLC, its
                                          general partner

                               THE CLAIRMONT TYLER, LP
                                   By:    The Clairmont Tyler GP, LLC, its
                                          general partner

                               COLONIAL NEW BRAUNFELS CARE CENTER, LP
                                   By:    Colonial New Braunfels GP, LLC, its
                                          general partner

                               COLONIAL TYLER CARE CENTER, LP
                                   By:    Colonial Tyler GP, LLC, its general
                                          partner

                               COMANCHE NURSING CENTER, LP
                                   By:    Comanche Nursing Center GP, LLC, its
                                          general partner

                               CORONADO NURSING CENTER, LP
                                   By:    Coronado Nursing Center GP, LLC, its
                                          general partner

                               DEVONSHIRE CARE CENTER, LLC
                               THE EARLWOOD, LLC
                               FLATONIA OAK MANOR, LP
                                   By:    Flatonia Oak Manor GP, LLC, its
                                          general partner

                               FOUNTAIN CARE CENTER, LLC
                               FOUNTAIN SENIOR ASSISTED LIVING, LLC
                               GUADALUPE VALLEY NURSING CENTER, LP
                                   By:    Guadalupe Valley Nursing Center GP,
                                          LLC, its general partner

                               HALLETTSVILLE REHABILITATION AND NURSING CENTER,
                               LP
                                   By:    Hallettsville Rehabilitation GP, LLC
                                          its general partner

                               HOSPITALITY NURSING AND REHABILITATION CENTER, LP
                                   By:    Hospitality Nursing GP, LLC, its
                                          general partner

                               LIVE OAK NURSING CENTER, LP
                                   By:    Live Oak Nursing Center GP, LLC, its
                                          general partner

                               MONUMENT REHABILITATION AND NURSING CENTER, LP
                                   By:    Monument Rehabilitation Center GP,
                                          LLC, its general partner

                               OAK CREST NURSING CENTER, LP
                                   By:    Oak Crest Nursing Center GP, LLC, its
                                          general partner

                               OAKLAND MANOR NURSING CENTER, LP
                                   By:    Oakland Manor, GP, LLC, its general
                                          partner

                               SKILLED HEALTHCARE II, LLC
                               SOUTHWOOD CARE CENTER, LP
                                   By:    Southwood Care Center GP, LLC, its
                                          general partner

                               SPRING SENIOR ASSISTED LIVING, LLC
                               TEXAS CITYVIEW CARE CENTER, LP
                                   By:    Texas Cityview Care Center, GP, LLC,
                                          its general partner

                               TEXAS HERITAGE OAKS NURSING AND REHABILITATION CENTER, LP
                                   By:    Texas Heritage Oaks Nursing and
                                          Rehabilitation Center GP, LLC, its
                                          general partner

                               TOWN AND COUNTRY MANOR, LP
                                   By:    Town and Country Manor GP, LLC, its
                                          general partner

                               VALLEY HEALTHCARE CENTER, LLC
                               VILLA MARIA HEALTHCARE CENTER, LLC
                               WEST SIDE CAMPUS OF CARE, LP
                                   By:    West Side Campus of Care GP, LLC, its
                                          general partner

                               WILLOW CREEK HEALTHCARE CENTER, LLC

                               By:    \s\ Roland G. Rapp
                                      ------------------------------------------
                               Name:  Roland G. Rapp
                               Title: Secretary

                               AGENT AND SOLE LENDER

                               CAPITALSOURCE FINANCE LLC

                               By:    \s\ J. Anthony Romero
                                      ------------------------------------------
                               Name:  J. Anthony Romero
                               Its:   Portfolio Manager